Exhibit 2(n)(1)

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Experts" and "Financial Statements" and to the incorporation by reference of our report dated December 31, 1996, in this Registration Statement (Form N-2 No. 811-8030) of Royce Micro-Cap Trust, Inc.



                                   ERNST & YOUNG LLP


New York, New York
June 4, 1997